
<ARTICLE>                    5
<MULTIPLIER>             1,000

<PERIOD-TYPE>                               YEAR
<FISCAL-YEAR-END>                           DEC-31-1997
<PERIOD-END>                                DEC-31-1997
<CASH>                                  8,427
<SECURITIES>                                0
<RECEIVABLES>                             880
<ALLOWANCES>                                0
<INVENTORY>                                 0
<CURRENT-ASSETS><F1>                        0
<PP&E>                                288,478
<DEPRECIATION>                         42,782
<TOTAL-ASSETS>                        300,887
<CURRENT-LIABILITIES><F1>                   0
<BONDS>                               133,568
<COMMON>                                  145
<PREFERRED-MANDATORY>                       0
<PREFERRED>                                 0
<OTHER-SE>                            106,617
<TOTAL-LIABILITY-AND-EQUITY>          300,887
<SALES>                                     0
<TOTAL-REVENUES>                       39,152
<CGS>                                       0
<TOTAL-COSTS>                          30,931
<OTHER-EXPENSES>                        1,419
<LOSS-PROVISION>                            0
<INTEREST-EXPENSE>                     12,555
<INCOME-PRETAX>                         6,819
<INCOME-TAX>                                0
<INCOME-CONTINUING>                     6,819
<DISCONTINUED>                              0
<EXTRAORDINARY>                          (227)
<CHANGES>                                   0
<NET-INCOME>                            6,592
<EPS-PRIMARY>                               .70
<EPS-DILUTED>                             .70

<F1> Mid-Atlantic Realty Trust (MART) is in the specialized real estate
<F1> industry for which the current/noncurrent distinction is deemed in
<F1> practice to have little or no relevance.  Therefore, MART prepares
<F1> unclassified balance sheets which do not report current assets or
<F1> current liabilities.

